UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2014

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Indenture

On October 28, 2014, IHS Inc. (the “Company”) entered into an indenture (the “Indenture”) among the Company, certain of the Company’s subsidiaries (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) pursuant to which the Company issued $750 million aggregate principal amount of its 5.00% Notes due 2022 (the “Notes”). The Notes are fully and unconditionally guaranteed, jointly and severally by the Guarantors on a senior unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”). The Securities have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and were offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the Unites States in compliance with Regulation S under the Securities Act.

The terms of the Securities are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to create liens over its assets and enter into mergers, consolidations, or sell or assign, transfer, lease or convey all or substantially all of its properties and assets. The Indenture also contains customary events of default. Indebtedness under the Securities may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The description above does not purport to be complete and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Securities, the Company entered into a Registration Rights Agreement, dated October 28, 2014, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the Initial Purchasers (the “Registration Rights Agreement”), which provides the holders of the Securities certain rights relating to the registration of the Securities under the Securities Act. Pursuant to the Registration Rights Agreement, the Company has agreed to conduct a registered exchange offer for the Securities or, under certain circumstances, to file and cause to become effective a shelf registration statement providing for the resale of the Securities. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional interest to holders of the Notes.

The description above does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On October 28, 2014, the Company announced the closing of its previously announced offering of the Securities. The Company used the net proceeds from the offering, together with cash on hand, to repay all amounts outstanding under its existing $250 million unsecured term loan and to repay a portion of the $850 million of outstanding borrowings under its new $1.3 billion senior unsecured revolving facility. Following consummation of the offering of the Securities and use of proceeds therefrom, the Company has approximately $1.8 billion of indebtedness outstanding.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Indenture, dated as of October 28, 2014, among the Company, the Guarantors and Wells Fargo Bank, National Association as trustee.

10.1	Registration Rights Agreement, dated as of October 28, 2014, among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

99.1	Press Release dated October 28, 2014, announcing the closing of the offering of the Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: October 28, 2014	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Corporate Secretary